Exhibit 10.5
***** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASTER SUBLEASE AGREEMENT
THIS MASTER SUBLEASE AGREEMENT (hereinafter “Sublease”) is made and entered into as of February 1, 2018, (the “Commencement Date”), by and between Sears Operations LLC, a Delaware limited liability company ( “Sublandlord”), and Lands’ End, Inc., a Delaware corporation as the subtenant (“Subtenant”).

RECITALS:
A.    Subtenant is a party to that certain Master Lease Agreement dated as of April 4, 2014 between Subtenant and Sears, Roebuck and Co., as amended on July 6, 2015 (the “2014 Master Lease”). The 2014 Master Lease applies to numerous premises and provides that the premises covered thereby have individual expiration dates. The premises covered by this Sublease are comprised of premises whose lease terms under the 2014 Master Lease have expired prior to the Commencement Date hereof and therefor, as of the Commencement Date, are not subject to the 2014 Master Sublease.
B.    Sublandlord, pursuant to the lease set forth on Annex B (including any amendments thereto) (the “Master Lease”), by and between Sublandlord and the landlord under such Master Lease (“Landlord”), desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord that certain premises within a building, which building location is set forth on Annex A under the column heading “Store Name” (each, a “Building”), consisting of approximately the rentable square feet set opposite each Building location on Annex A under the column describing square feet (“Sq Ft”), (each, a “Subleased Premises”), upon the terms and conditions provided hereinafter.
NOW, THEREFORE, for and in consideration of and subject to the premises, covenants and agreements hereinafter mentioned, the parties do hereby agree as follows:

1.	Subleased Premises
Subject to all of the terms and conditions of the Master Lease and subject to the terms and conditions hereof, Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord, the Subleased Premises.
Subject to any Third Party Agreements (as defined in Section 22(a) below) and temporary closures or restrictions due to casualty, condemnation, or Sublandlord’s maintenance and repair activities in the Building, Sublandlord further grants to Subtenant, in common with other occupants of the applicable Building and subject to the provisions of this Sublease, the Master Lease and all applicable legal requirements: the right of ingress and egress to public roadways and a non-exclusive easement for parking the vehicles of Subtenant, its customers, employees and business invitees, and for access, use of, ingress and egress for vehicles and pedestrians in common with the other occupants of such Building, over all parking areas, alleys, roadways, sidewalks, walkways, landscaped areas and surface water drainage systems and for use of parking lot lighting; and a non-exclusive use of the hallways, entryways, elevators, restrooms, adequate storage space (and where provided prior to the Commencement Date, of similar type and size to such space), trash facilities and all other areas and facilities in the applicable Building that are provided and designated from time to time by Sublandlord for the non-exclusive use of occupants of such Building and their respective customers, employees and business invitees. The facilities and areas set forth above shall be deemed “Common Areas”.

2.	Term.

(a)
Unless earlier terminated as to all or any of the Subleased Premises pursuant to the express terms and conditions of this Sublease and subject to all of the terms and conditions of the Master Lease, including, without limitation, the extension, expiration, rejection or earlier termination provisions thereof, and subject to the terms and conditions hereof, the term (“Term”) of this Sublease with respect to each Subleased Premises shall commence on the Commencement Date and shall expire on the earlier to occur of (i) the expiration, rejection or earlier termination of the Master Lease or (ii) the date set forth set forth on Annex A under the column heading “Expiration Date” (each, an “Expiration Date”). In the event that the Master Lease shall terminate early, the Sublandlord shall provide notice to the Subtenant.

(b)
Subtenant shall have no right to extend the Term of the this Sublease with respect to any of the Subleased Premises, except that by the date which is referenced on Annex A under the column heading “Expiration Date” for each Subleased Premises, Subtenant may send written notice to Sublandlord of its desire to negotiate extending the Term with respect to such Subleased Premises, and Sublandlord may (but shall not be obligated to), in its sole discretion, agree to negotiate such an extension on terms and conditions mutually agreeable to Sublandlord and Subtenant.

3.	Rent.

(a)
Rent shall begin to accrue and shall be due to Sublandlord on the Commencement Date. Subtenant agrees to pay rent for the Subleased Premises in the annual amount set forth on Annex A under the column heading “Rent PSF” for the applicable fiscal year (the “Rent”); provided, however, that the terms and provisions of Annex C (“Percentage Rent”) shall apply with respect to the locations listed thereon. Subtenant shall pay one-twelfth (1/12) of the annual Rent (or a prorated amount during partial months), in advance, on the first day of each month, without notice, offset or deductions except as otherwise set forth herein. Rent is inclusive of third-party common area maintenance costs, real estate taxes and utilities but does not cover any other costs or services.

(b)
All Rent (as defined below) shall be made payable to Sublandlord and mailed to Sublandlord’s address as outlined in the “Notice” Section of this Sublease until the payee or address is changed by written notice from Sublandlord.

4.	Hold Over.

If Subtenant does not vacate a Subleased Premises upon the expiration of this Sublease with respect to such Subleased Premises, such holdover shall result in a tenancy at sufferance, and in addition to Subtenant paying all damages incurred by Sublandlord as a result of Subtenant holding over (including, but without limitation, all loss, costs, damages and expenses arising under the Master Lease), Subtenant shall also pay to Sublandlord, as Rent for the period of such holdover (calculated based on the number of days of the holdover), 150% of the Rent PSF in effect immediately prior to such holdover.

5.	Subtenant’s Taxes.

Subtenant shall pay to Sublandlord, promptly upon demand, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, margin or transaction privilege taxes (but not including any taxes paid by Sublandlord based on its net income) now or hereafter legally levied or imposed against, or on account of, any amounts payable under this Sublease by Subtenant or the receipt thereof by Sublandlord. Subtenant shall pay all taxes and assessments of every nature, kind and description, levied and assessed against Subtenant's fixtures, equipment, merchandise and goods stored in or about the Subleased Premises.

6.	Late Charges/Interest.

In the event any installment of Rent is more than three (3) days past due or any other amount payable by Subtenant to Sublandlord is more than ten (10) days past due, Subtenant shall pay to Sublandlord, as additional rent (i) a late fee equal to five percent (5%) of the amount unpaid to cover Sublandlord’s administrative costs for collection and loss of income plus (ii) interest at the Default Rate, calculated from the date such unpaid amounts were due. For the purposes of this Sublease the Default Rate shall be the rate of eight percent (8%) per annum, compounded monthly.

7.	Use; Operations; and Radius Restriction.

(a)
Subtenant shall use the Subleased Premises only as a Lands’ End retail shop consistent with the current format Subtenant is currently operating in each Subleased Premises and for no other purpose (“Permitted Use”). Subtenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from any Subleased Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any other occupants (including Sublandlord’s retail operations) of the Building, or unreasonably interfere with such other occupants’ use of their respective space.

(b)
Subtenant agrees to continuously operate its business in the entirety of each Subleased Premises under the name “Lands’ End” throughout the Term of this Sublease and for the same operating hours of Sublandlord’s store in which the Subleased Premises are located. If Subtenant violates this Section, then in addition to all rights and remedies available to Sublandlord pursuant to Section 15, Subtenant shall also pay to Sublandlord, upon demand, for each non-compliant Subleased Premises, liquidated damages in an amount equal to Five Hundred and No/100 Dollars ($500.00) for each day such violation continues; provided, however, that this provision shall not apply if the Subleased Premises should be closed and the business of Subtenant temporarily discontinued therein on account of remodeling or renovation which is completed within ten (10) business days. Subtenant acknowledges and agrees that if it breaches this Section, Sublandlord shall be deprived of an important right under this Sublease, and as a result thereof, will suffer damages in an amount which is not readily ascertainable, and that the foregoing is a reasonable and equitable determination of the actual damages Sublandlord shall suffer as a result of Subtenant’s breach of its obligations under this Section.

(c)
Subtenant covenants and agrees that during the Term, Subtenant (and if Subtenant is a corporation, membership entity or partnership, its officers, directors, stockholders, members, managers, affiliates or partners) shall not directly or indirectly, operate or manage any other store or business similar to or in competition with the use for which the Subleased Premises are let (including, without limitation, any concession or department operated within another store or business), within the same shopping center or retail center development of which the Building is a part.

8.	Hazardous Materials.

No Hazardous Material (as hereinafter defined) shall be created, handled, placed, stored, used, transported or disposed of by either party on the Subleased Premises. Sublandlord and Subtenant hereby indemnify, defend and hold the other party and its directors, officers, employees and agents (including any successor to Sublandlord’s interest in the Subleased Premise) harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which result from either party’s breach of this Section. As used herein, “Hazardous Material” shall mean any substance that is toxic, ignitable, reactive, corrosive and that is regulated by any local government, the respective state each Subleased Premises is located in, or the United States Government. “Hazardous Material” includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Material” includes, but is not restricted to, asbestos, polychlorobiphenyls (“PCBs”) and petroleum.

9.	Repairs, Maintenance, Utilities and Other Services.

(a)
Subtenant shall accept each Subleased Premises in its “AS-IS”, “WHERE IS” and “WITH ALL FAULTS” condition. Sublandlord makes no representations or warranties as to the conditions of any Subleased Premises, and Subtenant acknowledges that it is fully aware of the existing conditions of each Subleased Premises since it has occupied and operated in such Subleased Premises prior to the date of this Sublease. Sublandlord shall have no responsibility or obligation to make repairs or replacements to or upon a Subleased Premises or to perform any maintenance which becomes necessary during Subtenant’s occupancy of such Subleased Premises. Subtenant shall comply with all laws, statutes, governmental regulations and local ordinances (including, without limitation, the Americans with Disabilities Act) and the direction of the proper public officials concerning its use of each Subleased Premises. Subtenant shall return each Subleased Premises to Sublandlord “broom clean” and in the same condition as it exists as of the beginning of the Term, excluding ordinary wear and tear.

(b)
Sublandlord shall not be liable to Subtenant for damages or otherwise if the utilities serving the Subleased Premises or Building of which the Subleased Premises are a part are interrupted or terminated for any cause; provided, however, the foregoing shall not limit Subtenant’s remedies expressly set forth in Section 19.

(c)
Sublandlord and Subtenant agree that Sublandlord is not providing any services to Subtenant at any Subleased Premises which are not expressly set forth herein; by way of example and without limitation of the foregoing disclaimer, Sublandlord is expressly not providing the following services to Subtenant: cleaning or maintenance of the Subleased Premises, loss prevention, general liability or property insurance, stock room replenishment, use of Sublandlord’s Point of Sale system, shipping/receiving, wi-fi or accepting returns of Subtenant’s merchandise. Sears, Roebuck and Co. and Subtenant have entered into that certain Retail Operations Agreement dated as of April 4, 2014 (the “RSA”) providing for additional services and/or for rules and restrictions governing Subtenant’s use of the Subleased Premises and other portions of Sublandlord’s Buildings.

10.	Fixtures/Alterations.

Subtenant shall only be permitted to make cosmetic changes to the Subleased Premises. Subtenant shall not have the right to install permanent fixtures, or in any way alter the structure of any Building or alter any non-structural portion of any Subleased Premises, without the prior written consent of Sublandlord, which shall be in Sublandlord’s sole discretion.

11.	Access to Subleased Premises.

Sublandlord shall have free access to any Subleased Premises for the purpose of examining the same during business hours and for any other reasonable purpose, including, by way of example only and without limitation, in furtherance of the terms and provisions of the RSA; provided, however, Sublandlord shall not unreasonably interfere with the business of Subtenant in exercising such rights.

12.	Assignment / Sublease.

Subtenant shall not have the right to assign this Sublease, or to license or sublet any Subleased Premises, or any part thereof.

13.	Surrender.

Upon the Expiration Date, Subtenant shall surrender and vacate a Subleased Premises immediately and deliver possession thereof to Sublandlord in the condition required by Subtenant under Section 9(a) hereof and shall deliver to Sublandlord all keys to such Subleased Premises. Subtenant shall remove from the Subleased Premises all personal property of Subtenant and Subtenant’s trade fixtures, including, cabling for any of the foregoing at its sole cost and expense. Subtenant immediately shall repair all damage resulting from removal of any of Subtenant’s property at its sole cost and expense. In the event possession of such Subleased Premises is not delivered to Sublandlord when required hereunder, or if Subtenant shall fail to remove those items described above, Subtenant shall be deemed to have abandoned such property and Sublandlord may (but shall not be obligated to), at Subtenant’s expense, remove any of such property and undertake at Subtenant’s expense such restoration work as Sublandlord deems necessary or advisable. Subtenant’s obligations under this Section shall survive the Expiration Date or earlier termination of this Sublease.

14.	Right to Relocate.

Sublandlord may, at any time, relocate any of Subtenant’s Subleased Premises to another area of the Building in which such Subleased Premises are located (“New Premises”), provided the New Premises shall have, if possible, approximately the same rentable square footage of space; notwithstanding the foregoing, Sublandlord shall have the right to offer Subtenant New Premises with lesser square footage than the original Subleased Premises (but in no event lesser than 70% of the original Subleased Premises) if Sublandlord’s store size has been or is in the process of being reduced. Provided that Subtenant is open and operating at the applicable Subleased Premises at the time Sublandlord exercises the rights granted by this Section, Sublandlord agrees to pay all reasonable moving expenses incurred by Subtenant incident to such relocation and for improving the New Premises so that the New Premises are similar to the then existing Subleased Premises. Sublandlord shall provide Subtenant with at least sixty (60) days prior written notice before making such relocation demand. Subtenant shall cooperate with Sublandlord in all reasonable ways to facilitate the move and shall be responsible for moving all of its inventory and other goods to the New Premises. If Subtenant fails to so cooperate, Sublandlord shall be relieved of all responsibility for damage or injury to Subtenant or its property during such move, except as may be caused by Sublandlord’s actual negligence. Notwithstanding the foregoing, if the New Premises identified by Sublandlord is not acceptable to Subtenant, then Subtenant may elect to terminate this Sublease solely with respect to such Subleased Premises by written notice to Sublandlord within thirty (30) calendar days after receipt of Sublandlord’s written notice of such relocation, with such termination to be effective sixty (60) days after Subtenant’s election. Upon the completion of a relocation, the Rent shall be adjusted to reflect the actual square footage of the New Premises and the New

Premises shall be deemed to have replaced the applicable Subleased Premises for all purposes under this Sublease.

15.	Default.

(a)
If Subtenant (i) defaults in any of its monetary obligations under this Sublease or (ii) materially defaults in any of its non-monetary obligations under this Sublease, and Subtenant fails to cure such default within ten (10) business days after receipt of written notice thereof, then, in addition to all other rights which Sublandlord has at law or in equity, Sublandlord shall have the following rights and remedies: (x) to terminate this Sublease with respect to the applicable Subleased Premises in which event Subtenant shall immediately surrender such Subleased Premises to Sublandlord and, if Subtenant fails to do so, Sublandlord may, without prejudice to any other remedy which Sublandlord may have for possession or arrearages in Rent, enter upon and take possession of the applicable Subleased Premises and expel or remove Subtenant and any other person who may be occupying such Subleased Premises or any part thereof, by any legal means, without being liable for prosecution for any claim of damages therefore; (y) to enter upon and take possession of the applicable Subleased Premises and expel or remove Subtenant and any other person who may be occupying such Subleased Premises or any part thereof, by any legal means, without being liable for prosecution of any claim for damages therefore with or without having terminated this Sublease; (z) do whatever Subtenant is obligated to do under the terms of this Sublease (and enter upon the applicable Subleased Premises in connection therewith if necessary) without being liable for prosecution or any claim for damages therefore, and Subtenant agrees to reimburse Sublandlord on demand for any expenses which Sublandlord may incur in thus effecting compliance with Subtenant’s obligations under this Sublease with respect to a Subleased Premises, plus interest thereon at the Default Rate, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action.

(b)
In the event Sublandlord elects to terminate this Sublease with respect to a Subleased Premises in accordance with the foregoing, then notwithstanding such termination, Subtenant shall be liable for and shall pay to Sublandlord the sum of all Rent and other amounts payable to Sublandlord pursuant to the terms of this Sublease with respect to such Subleased Premises which have accrued to the date of such termination, plus, as damages, an amount equal to the net present value of the difference between (i) total Rent reserved by this Sublease for the remaining portion of the Term (had such Term not been terminated by Sublandlord prior to the Expiration Date) less (ii) the net amount Subtenant proves Sublandlord would have received during such remaining portion of the Term through reletting of the applicable Subleased Premises. For the purposes hereof, “net present value” shall be determined using a discount rate equal to four percent (4%) per annum.

(c)
In the event Sublandlord elects to repossess the applicable Subleased Premises without terminating this Sublease with respect to such Subleased Premises, then Subtenant shall be liable for and shall pay to Sublandlord all rental and other amounts payable to Sublandlord (including, without limitation, the damages amount set forth in Section 7(b)) pursuant to the terms of this Sublease which have accrued to the date of such repossession, plus, from time to time throughout the remaining Term, total Rent required to be paid by Subtenant to Sublandlord during the remainder of the Term diminished by any net sums thereafter received by Sublandlord through reletting of the applicable Subleased Premises during said period. In no event shall Subtenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Subtenant to Sublandlord as provided in this paragraph may be brought from time to time, on one or more occasions, without the necessity of Sublandlord’s waiting until expiration of the Term.

16.	Notices.

All notices herein provided for shall be in writing and shall be sent by (a) registered or certified mail, postage prepaid, return receipt requested, or (b) reputable overnight air courier, and shall be deemed to have been given (i) five (5) business days after deposit in the mail postage prepaid if sent via mail, and (ii) one (1) business day after being deposited with a reputable overnight air courier for guaranteed next day delivery. Notices shall be addressed to:

Sublandlord:
c/o Sears Holding Corporation 3333 Beverly Road
Department 824RE
Hoffman Estates, Illinois 60179
Attn: President - Real Estate

With a copy to:
Sears Holding Corporation 3333 Beverly Road
Department 824RE
Hoffman Estates, Illinois 60179
Attn: Associate General Counsel - Real Estate

Subtenant:	Lands’ End, Inc.
5 Lands’ End Lane
Dodgeville, Wisconsin 53595
Attn: Senior Vice President

With a copy to:
Lands’ End, Inc.
5 Lands’ End Lane
Dodgeville, Wisconsin 53595
Attn: General Counsel

or to any other address furnished in writing by either of the respective parties. However, any change of address furnished shall comply with the notice requirements of this Section and shall include a complete outline of all current notice addresses to be used for the party requesting the change.

17.	Indemnity.

Subtenant shall indemnify Sublandlord against, and save Sublandlord harmless of and from, any and all loss, cost, damage, expense or liability (including, but not limited to, attorney’s fees and disbursements) incurred by Sublandlord by reason of, and defend Sublandlord against all claims, actions, proceedings and suits relating to: (i) the conduct of Subtenant’s business in, or use, occupancy and management of, each Subleased Premises; (ii) any injuries to persons or damages to property occurring in, on or about each Subleased Premises; (iii) any work or thing whatsoever done, or any condition created, in, on or about each Subleased Premises during the Term hereof; (iv) any act or omission of Subtenant, its agents, contractors, servants, employees, invitees, guests or tenants; (v) a breach of this Sublease; (vi) any breach or default in the performance by Subtenant of any term, provision or covenant under this Sublease or any Master Lease. Subtenant’s obligations under this Section shall survive the Expiration Date or earlier termination of this Sublease with respect to each Subleased Premises.

18.	Insurance.

(a)	Subtenant shall maintain, or cause to be maintained on its behalf, during the Term:

(i)
Commercial General Liability including Premises Operations, Products and Completed Operations Liability, Contractual Liability covering the Subtenant and naming Sears Holdings Management Corporation as additional insured with limits of no less than Two Million Dollars ($2,000,000) combined single limit primary and non-contributory to any liability insurance maintained by Sublandlord.

(ii)
Workers’ Compensation at statutory limits, as required by the state where the work is being performed, and Employer’s Liability with limits of no less than $500,000 each accident or occupational disease.

(iii)
Comprehensive Automobile Liability Insurance, which shall include bodily injury and property damage liability, including the ownership, maintenance and operation of any automobile equipment owned, hired and non-owned including the loading and unloading thereof, with limits of at least $2,000,000 for each accident.

(iv)
“All-risk” property damage insurance (“Subtenant’s Hazard Insurance”) including Builders’ Risk protecting against all risk of physical loss or damage, including without limitation, and sprinkler leakage coverage in amounts not less than the actual replacement cost, covering all of Subtenant’s inventory, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Subtenant located within the Subleased Premises and within 100 feet of the Subleased Premises, against all risks of physical loss or damage.

(b)
In addition to the insurance coverage to be maintained by Subtenant above, Subtenant will require each contractor (if any) performing the services under the direction of Subtenant to obtain insurance coverage in the same form and amounts as detailed above (“Contractor Insurance”). The Contractor Insurance shall name Sears Holdings Corporation its subsidiaries and affiliates as additional insured, and shall stipulate that such insurance is primary to, and not contributing with, any other insurance carried by, or for the benefit of, Sears, Roebuck and Co., Kmart Corporation, or the other additional insured. Subtenant warrants that its contractors will maintain Workers’ Compensation and Employer’s Liability insurance. It is the responsibility of Subtenant to obtain and maintain a certificate of insurance from each contractor and make the certificate available to Sears Operations LLC upon request.

(c)
Such insurance set forth in subsection (a) above shall be obtained from insurers of recognized financial responsibility who shall be licensed in the state in which each Subleased Premises is located. Subtenant shall provide Sublandlord with certificates evidencing the coverage required hereunder. Sublandlord and others designated by Sublandlord in being additional insureds, shall be named as additional insureds under the insurance policies described in this Section 18. The certificates of insurance, to the extent the same is standard in the industry, shall provide that the coverage shall not be changed or cancelled, without at least ten (10) days notice to Sublandlord, provided that if contractor’s insurance company in its certificate to Sublandlord will state only that (i) the coverage will not be “materially” changed (as opposed to simply “changed”) without prior notice to Sublandlord, and/or (ii) it will “endeavor to give” at least ten (10) days prior written notice to Sublandlord (as opposed to simply agreeing to give such notice), and it is standard in the insurance industry that an insurance company would provide only such wording, the contractor’s insurer may provide such wording in the certificate of insurance to Sublandlord.

(d)
Waiver of Subrogation Rights. Each party hereto has hereby remised, released, and discharged and does remise, release, and discharge the other party hereto and any officer, agent, employee, or representative of such party of and from any claims, rights of recovery, or liability whatsoever (and each party hereby waives all rights of subrogation) hereafter arising from loss, damage, or injury caused by fire or other casualty of the type which is required to be insured under the policies of insurance required to be maintained by the releasing party as of the date of any casualty, SUCH WAIVER TO BE EFFECTIVE REGARDLESS OF THE CAUSE OR ORIGIN OF SUCH DAMAGE OR LOSS INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF A PARTY HERETO OR ANY OF ITS OFFICERS, AGENTS, EMPLOYEES OR REPRESENTATIVES. Subtenant shall procure an appropriate clause in or endorsement to any policy of insurance covering Subtenant’s personal property, inventory, fixtures, furnishing and equipment located in the Subleased Premises, wherein the insurer waives subrogation or consents to a waiver of its right of recovery.

19.	Casualty.

If a Building is damaged or destroyed by fire or other casualty, or if it becomes uninhabitable due to the termination of utilities or other services serving the Building, then Sublandlord shall have the right, in Sublandlord’s sole discretion, to terminate this Sublease with respect to all or any portion of the applicable Subleased Premises located in such affected Building upon thirty (30) days prior written notice to Subtenant. If Sublandlord does not so elect to terminate this Sublease with respect to such affected Subleased Premises, then (i) Subtenant’s obligations under this Subleaseease with respect to such Subleased Premises, including but not limited to the payment of Rent, shall be suspended beginning on the third day of such damage or uninhabitability and continuing until such time as the Subleased Premises are returned to a habitable condition and (ii) if Sublandlord is unable to restore the Subleased Premises to a habitable condition within six months of the date of the damage or uninhabitability first occurred, Subtenant may terminate the Sublease for the affected Subleased Premises by written notice to Sublandlord. In no event shall Subtenant be entitled to any portion of insurance proceeds available under any policies maintained by Sublandlord nor shall Sublandlord have any obligation to restore or repair the affected Building or the applicable Subleased Premises.

20.	Condemnation.

If a Building, or any portion of a Building, is taken under the power of eminent domain, or sold under the threat of the exercise of said power (any of the foregoing, a “condemnation”) then Sublandlord shall have the right to terminate this Sublease with respect to all or any portion of the Subleased Premises contained in such affected Building upon thirty (30) days prior written notice to Subtenant. In no event shall Subtenant be entitled to any portion of any proceeds awarded in connection with such condemnation nor shall Sublandlord have any obligation to restore or repair the affected Building or the Subleased Premises contained therein.

21.	No Liens.

Sublandlord’s title always is and shall be paramount to the title of Subtenant, and nothing in this Sublease shall empower Subtenant to do any act which can, shall or may encumber the title of Sublandlord to any portion of any Subleased Premises. Subtenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Subtenant, operation of law or otherwise, to attach to or be placed on any part of any Subleased Premises or the Building of which the Subleased Premises are a part. Subtenant covenants and agrees not to suffer or permit any lien of mechanics, materialmen or other lien to be placed against any part of a Subleased Premises or any fixture filing or other financing statement to be recorded against any portion of a Subleased Premises and in case any such lien or filing attaches or claim of lien is asserted Subtenant covenants and agrees to cause such lien, filing or claim to be immediately released and removed of record.

22.	Sublease Subject to Possible Third Party Interests.

(a)
Notwithstanding Subtenant’s rights under this Sublease, Subtenant hereby acknowledges that Sublandlord makes no representations or warranties with respect to whether or not Subtenant’s use of a Subleased Premises for its Permitted Use is permitted under any documents encumbering or otherwise affecting Sublandlord’s interest in the applicable Subleased Premises (each, a “Third Party Agreement”).  Subtenant understands and agrees that Sublandlord has not requested the consent of any third party to this Sublease with respect to any Subleased Premises, which third party may or may not have a right to grant or withhold such consent, and that if Subtenant desires to obtain any such consent, then Subtenant may seek to obtain such consent at its own cost, risk and expense. Subtenant’s rights with respect to this Sublease, are subject and subordinate to all applicable Third Party Agreements.

(b)
Subtenant acknowledges and agrees that Sublandlord has made available to Subtenant for copying and review (including by means of any website or other electronic means which have been made available to Subtenant prior to the execution of this Sublease) all Third Party Agreements in Sublandlord’s possession or control. As such, Subtenant shall be deemed to know of the existence of any fact or circumstance as disclosed by any Third Party Agreement for the purposes of this Section 22. Notwithstanding the foregoing, in making such Third Party Agreements available to the Subtenant, Subtenant acknowledges that Sublandlord makes no representation or warranty as to the completeness or accuracy of the information provided.

23.	Limitation on Sublandlord’s Liability.

With respect to collection of any judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default or breach by Sublandlord with respect to any of the terms, covenants and conditions of this Sublease or the Master Lease as affecting a Subleased Premises, Subtenant agrees that it shall look solely to the estate of Sublandlord in the Building (together with the land on which such Building is located) in which the applicable Subleased Premises is located, subject to the prior rights of any mortgagee of such Building or any underlying lessor, and no other assets of each Sublandlord shall be subject to levy, garnishment, attachment, execution or other procedures for the satisfaction of Subtenant’s remedies.

24.	Additional Documentation.

From time to time throughout the Term, Subtenant shall execute and deliver to Sublandlord, within ten (10) business days following request therefor, any reasonable document required by

Sublandlord in connection with this Sublease or any portion of any Subleased Premises including, by way of example and without limitation, tenant estoppel certificates addressed to Sublandlord and/or Sublandlord’s prospective lender and/or purchaser and Subordination, Non-Disturbance and Attornment Agreements with Sublandlord’s or its purchaser’s lender or prospective lender.

25.	Rules and Regulations.

Subtenant agrees to comply with reasonable rules and regulations issues by Sublandlord governing the conduct of businesses on or about the Subleased Premises and any rules and regulations issued by Sublandlord for the Building.

26.	Signage.

Subtenant shall not install any signage on or about any of the Subleased Premises without the prior written consent of Sublandlord or the applicable Landlord, if applicable, which consent may be granted or withheld in Sublandlord’s or such Landlord’s sole discretion.

27.	Master Lease

This Sublease is and shall be at all times subject and subordinate to Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease with respect to each Subleased Premises except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Master Lease. During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and the applicable Landlord, each and every obligation of tenant under the Master Lease. In the event of the expiration or termination of the Master Lease for any reason whatsoever, this Sublease shall automatically terminate on the date of the expiration or termination of the Master Lease, and Subtenant shall have no claim against Sublandlord of any kind whatsoever on account thereof, and the parties hereto shall thereupon be relieved of all liability and obligation hereunder, excepting liabilities and obligations which accrued or arose prior to the date of such termination or expiration. Subtenant shall not violate or breach any of the terms, covenants or conditions of the Master Lease nor do or fail to do or permit anything to be done which would violate, breach or be contrary to the Master Lease or cause the Master Lease to be terminated or forfeited. Subtenant is not hereby granted any of the rights granted to Sublandlord, as tenant under the Master Lease, including, without limitation, Sublandlord’s right to exercise renewal term options.

28.	Risk of Loss.

Subtenant assumes all risk of damage or loss of any fixtures, equipment, merchandise or goods located in or about the Subleased Premises from any cause whatsoever and for all damage or loss that may arise from, without limitation, the following: delivery, receipt, piling, stacking, storage, or handling the goods and merchandise of Subtenant, whether within the Subleased Premises or otherwise. Subtenant shall be liable for any new installation (subject to Sublandlord’s consent which shall not be unreasonably withheld), repair, maintenance, and payment of all costs associated with new or existing security systems, if any, in the Subleased Premises. Sublandlord shall have no obligation to provide security for any Subleased Premises, except as any security measure may be generally available for Sublandlord’s retail operations in the Building where such Subleased

Premises are located. In no event shall Sublandlord be responsible for shrinkage experienced by Subtenant at any Subleased Premises.

29.	Sublandlord’s Early Termination Option.

Notwithstanding anything in this Sublease to the contrary, this Sublease shall be terminated with respect to an applicable Subleased Premises at any time upon prior written notice to Subtenant in the following events:

(i)
If Sublandlord is selling or has sold the Building in which the Subleased Premises are located or if Sublandlord ceases to operate a retail facility in the Building in which the Subleased Premises are located in substantially the same manner as existing on the date of this Sublease, then Sublandlord shall terminate this Sublease with respect to the applicable Subleased Premises by delivery of written notice to Subtenant, with such termination to be effective ninety (90) days after the date of such notice; or

(ii)
If any third party under a Third Party Agreement objects to this Sublease with respect to a Subleased Premises, then Sublandlord shall, in Sublandlord’s sole discretion, either (a) terminate this Sublease with respect to the applicable Subleased Premises by delivery of written notice to Subtenant, with such termination to be effective thirty (30) days after the date of such notice or (b) procure the third party’s agreement to permit Subtenant to continue to occupy the applicable Subleased Premises as provided for under the terms of this Sublease.

On or before the effective date of a termination of this Sublease with respect to the applicable Subleased Premises (“Termination Date”) as described in either subparagraphs (i) or (ii) above, Subtenant shall surrender and vacate the Subleased Premises in accordance with Section 13. Subtenant covenants and agrees to pay Sublandlord all sums accruing and/or required to be paid by Subtenant pursuant to the provisions of this Sublease with respect to such Subleased Premises through the Termination Date, as and when any of such sums become due and payable. Subtenant’s obligations under this Section shall survive the Expiration Date or earlier termination of this Sublease.

30.	Quiet Enjoyment.
Provided that Subtenant pays the Rent and fully and faithfully observes and performs all of the terms, covenants and conditions set forth in this Sublease on Subtenant’s part to be observed and performed, Sublandlord shall not do anything during the Term as to unlawfully interfere with Subtenant’s peaceful and quiet enjoyment of the Subleased Premises, subject, nevertheless, to the terms and conditions of this Sublease and the RSA. Subtenant shall not interfere with the quiet enjoyment of the other tenants of the Building.

31.	Encroachments.

Notwithstanding any provision in this Sublease to the contrary, in the event Subtenant operates, occupies or uses any portion of a Building other than the Subleased Premises contained in such Building (and other than the non-exclusive use of the Common Areas as provided in Section 1 hereof), Subtenant shall have ten (10) days to cure after notice thereof. If Subtenant fails to cure such an encroachment within the ten (10) day period, Subtenant shall: (a) pay an amount equal to the per square foot Gross Rent for the applicable Subleased Premises set forth on Annex A under the column “Rent PSF” for the particular location where the encroachment occurred, multiplied by the amount of space that is encroached upon, and such increase in Rent shall be retroactive to the date that such operation, occupation or use commenced. If such an encroachment occurs more than twice within any twelve (12) month period, Sublandlord may terminate this Sublease with respect to its Subleased Premises immediately upon Sublandlord’s written notice to Subtenant.

32.	Choice of Law, Litigation, Court Costs and Attorney’s Fees.

In the event that at any time either Sublandlord or Subtenant institutes any action or proceeding against the other relating to the provisions of this Sublease or any default hereunder, the prevailing party in such action or proceeding will be entitled to recover from the other party reasonable attorneys’ fees and costs. This Sublease with respect to each Subleased Premises shall be construed in accordance with and governed by the laws of the state in which such Subleased Premises are located. Sublandlord and Subtenant waive all rights to (i) trial by jury in any litigation arising under this Sublease and (ii) resort to arbitration in the event of any dispute under this Sublease.

33.	Counterparts

This Sublease may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

34.	Acknowledgement of Representation by Legal Counsel.

Each party hereto warrants and represents that it has reviewed and negotiated the terms and conditions of this Sublease with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily enters into this Sublease having had the opportunity to consult with legal counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:

SEARS OPERATIONS LLC, A Delaware limited liability company

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

SUBTENANT:

LANDS’ END, INC., a Delaware corporation

By:	/s/ James F. Gooch
Name:	James F. Gooch
Title:	COO/CFO

Annex A to Master Sublease Agreement dated February 1, 2018, effective as of February 1, 2018

		% Rent Location [*****] Gross Sales
Store Num	Store Name	Leased/Owned	Sq. Ft.	Rent PSF	Full Year	Monthly	Expiration Date	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Full Year	FY2019
1067	1067 HOUSTON/MEMORIAL	Lease	4,941	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1069	1069 REDMOND OVERLAKE PARK	Lease	11,458	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1119	1119 PORTLAND	Lease	6,442	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1146	1146 CORDOVA/MEMPHIS/GERMANTWN	Lease	4,754	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1264	1264 HICKSVILLE	Lease	8,369	[*****]	[*****]	[*****]	4/13/2018	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1313	1313 NASHUA	Lease	7,573	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1814	1814 FAIRFAX	Lease	6,061	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1944	1944 YORKTOWN HEIGHTS	Lease	6,334	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
2514	2514 WARRENTON	Lease	7,130	[*****]	[*****]	[*****]	1/31/2019	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

	Total							[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
							Count	9	9	9	8	8	8	8	8	8	8	8	8

							Adjustment 1
							Adjustment 2
							Adjustment 3

							Revised Totals	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

ANNEX B

MASTER LEASE

That certain Master Lease dated as of July 7, 2015 by and among Sears Operations LLC and Kmart Operations LLC (collectively “Tenant”) and Seritage SRC Finance LLC and Seritage KMT Finance LLC (collectively, “Landlord”).

ANNEX C

PERCENTAGE RENT

Commencing on February 1, 2018, with respect to the Subleased Premises listed below (the “Contingent Rent Locations”), Subtenant shall pay as Rent the greater of (i) the Rent set forth on Annex A or (ii) [*****] of Subtenant’s Gross Sales for each applicable location as described on this Annex C. With respect to each Contingent Rent Location, Subtenant shall pay to Sublandlord each month throughout the Term the Rent set forth on Annex A, subject to reconciliation as set forth below.

Contingent Rent Locations:

The locations as indicated on Annex A.

With respect to each Contingent Rent Location, the term “Gross Sales”, shall mean all cash, check, charge account or credit sales of Subtenant’s merchandise (excluding sales of gift cards until time of redemption) made in or from the applicable Subleased Premises, and sales or service by any sublessee, assignee, concessionaire or licensee in such Subleased Premises, as determined in accordance with GAAP, as amended, after deductions for refunds and merchandise returned by customers. No deduction shall be allowed for uncollected or uncollectible credit accounts. Gross Sales shall not include (i) any sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority, (ii) the exchange of merchandise between the stores of Subtenant, if any, where such exchanges of goods or merchandise are made solely for the convenient operation of the business of Subtenant and not for the purpose of consummating a sale which has theretofore been made at, in, from or upon the applicable Subleased Premises, and/or for the purpose of depriving Sublandlord of the benefit of a sale which otherwise would be made at, in, from or upon such Subleased Premises, (iii) the amount of returns to shippers or manufacturers, (iv) the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the customer and accepted by Subtenant, (v) receipts from customers for carrying charges or other credit charges, or (vi) the sale of fixtures after their use in the conduct of business in such Subleased Premises.

Within thirty (30) days after the close of each fiscal year, Subtenant shall, for each Contingent Rent Location, deliver to Sublandlord a statement of Gross Sales for each such fiscal year showing the Gross Sales made during such fiscal year, certified by a duly qualified officer of Subtenant as being true, complete and correct. For any Contingent Rent Location at which the calculation of [*****] of Subtenant’s Gross Sales (the “Percentage Rent Payment”) is greater than the amount of Rent which was paid for such location pursuant to Annex A, Subtenant’s statement of Gross Sales shall also be accompanied by a payment of the difference between the Percentage Rent Payment and the Rent which was paid pursuant to Annex A.

[*****] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.